Exhibit 99.1

Pediatric Services of America, Inc. Announces

Third Quarter Results For Fiscal Year 2004

Norcross, GA. - - (BUSINESS WIRE) - - August 12, 2004 . . . Pediatric Services of America, Inc. (Nasdaq:PSAI) announces financial results for the third quarter of fiscal year 2004.

The highlights of PSAI’s Fiscal 2004 third quarter results include:

•	A year over year increase in quarterly net revenue of 8%

•	Record cash collections of $62.4 million

•	A 20% year over year increase in nursing patients treated

For the third quarter of fiscal 2004, net revenue increased 8% to $58,413,000 from $54,149,000 in the same period of fiscal year 2003. Operating income decreased 19% to $2,245,000 for the third quarter of fiscal year 2004 as compared to $2,780,000 for the third quarter of fiscal year 2003. Net income was $1,043,000 for the third quarter of fiscal year 2004 as compared to net income of $1,350,000 for the third quarter of fiscal year 2003. Diluted net income per share was $0.14 in the third quarter of fiscal year 2004 as compared to $0.19 for the third quarter of fiscal year 2003.

For the nine months ended June 30, 2004, net revenue increased 12% to $179,276,000 from $160,348,000 in the same period of fiscal year 2003. Operating income increased 15% to $8,450,000 for the nine months ended June 30, 2004 as compared to $7,368,000 for the nine months ended June 30, 2003. Net income was $4,192,000 for the nine months ended June 30, 2004 as compared to net income of $3,449,000 for the nine months ended June 30, 2003. Diluted net income per share was $0.57 in the nine months ended June 30, 2004 as compared to $0.49 for the nine months ended June 30, 2003.

“During the third quarter we continued to execute our strategy for growth and have been successful in growing revenues, strengthening cash flows, and increasing the number of patients treated through our services,” stated Edward K. Wissing, President and CEO of PSAI.

“Offsetting this progress was the lack of revenue growth in our Respiratory Therapy Equipment and Services segment, unforeseeable changes in the clinical conditions of a small number of hemophilia factor patients, and the continuing accounts receivable issue with Georgia Medicaid. In light of this, PSA has aggressively set forth a number of initiatives to counteract these issues. As we move forward with these initiatives, we will continue to proactively communicate our progress with our shareholders,” continued Mr. Wissing.

In terms of earnings guidance for fiscal year 2004, the Company expects EPS will be in the range of $0.47 to $0.50 per diluted share. This estimate includes the approximately $2.2 million in severance and related benefit costs associated with our leadership changes. The costs related to Joe Sansone’s retirement were stipulated in the Amended and Restated Employment Agreement previously filed as an exhibit in our FY 2002 Form 10 – K.

Conference Call

A conference call to discuss these results has been scheduled for Thursday August 12, 2004 at 10:00 a.m. ET. The dial-in number for all Participants is 800-374-1702. Note: To join the Q&A session, please press asterisk followed by 1. If you are unable to listen to the live broadcast, replays of the conference call will be available for 30 days by dialing 800-642-1687. To connect with the replay of the conference call, please refer to the Pediatric Services of America, Inc. Earnings Call, Passcode: 7475704#.

PSAI provides comprehensive pediatric home health care services through a network of over 120 branch offices in 22 states, including satellite offices and branch office start-ups. Through these offices PSAI provides a combination of services, including pediatric private duty nursing, pediatric day treatment centers (PPECs), pharmacy services and home medical equipment. Additional information on PSAI may be found on the Company’s website at http://www.psakids.com.

NOTE: This press release contains certain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) relating to future financial performance of Pediatric Services of America, Inc. (the “Company”). When used in this press release, the words “may,” “targets,” “goal,” “could,” “should,” “would,” “believe,” “feel,” “expects,” “anticipate,” “estimate,” “intend,” “plan,” “potential” and similar expressions may be indicative of forward-looking statements. These statements by their nature involve substantial risks and uncertainties, certain of which are beyond the Company’s control. The Company cautions that various factors, including the factors described hereunder and those discussed in the Company’s other filings with the Securities and Exchange Commission, as well as general economic conditions, industry trends, the Company’s ability to collect for equipment sold or rented, assimilate and manage previously acquired field operations, collect accounts receivable, including receivables related to acquired businesses and receivables under appeal, hire and retain qualified personnel and comply with and respond to billing requirements issues, including those related to the Company’s billing and collection system, nurse shortages, competitive bidding, HIPAA regulations, Average Wholesale Price (“AWP”) reductions, adverse litigation, workers’ compensation losses, availability and cost of medical malpractice insurance and reduced state funding levels and nursing hours authorized by Medicaid programs, and the impact of changes resulting from the recently enacted Medicare Act, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements of the Company made by or on behalf of the Company. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of an unanticipated event. New factors emerge from time to time, and it is not possible for management to predict all of such factors. Further, management cannot assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Contact:	Pediatric Services of America, Inc. Edward K. Wissing, President/CEO or James M. McNeill, Sr. Vice President/CFO (770) 441-1580 or Brian Ritchie, Euro RSCG Life NRP (212) 845-4269

2

PEDIATRIC SERVICES OF AMERICA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2004	2003	2004	2003
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net revenue	$58,413	$54,149	$179,276	$160,348
Costs and expenses:
Costs of goods and services	33,236	29,460	100,854	87,669
Other operating costs and expenses
Administrative and marketing salaries, wages and benefits	10,858	10,116	31,685	30,223
Business insurance	1,613	1,730	5,891	5,327
Overhead	4,304	3,723	12,449	11,562

Other operating costs and expenses	16,775	15,569	50,025	47,112
Corporate, general and administrative
Salaries, wages and benefits	3,074	3,521	10,219	10,351
Business insurance	40	77	127	244
Professional services	605	523	1,759	1,451
Overhead	701	680	2,288	2,129

Corporate, general and administrative	4,420	4,801	14,393	14,175
Provision for doubtful accounts	792	531	2,831	942
Depreciation and amortization	945	1,008	2,723	3,082

Total costs and expenses	56,168	51,369	170,826	152,980

Operating income	2,245	2,780	8,450	7,368
Other income	—	10	5	54
Early extinguishment of debt	—	32	—	63
Interest income	63	16	112	82
Interest expense	(604)	(612)	(1,719)	(1,882)

Income before income tax
expense	1,704	2,226	6,848	5,685
Income tax expense	661	876	2,656	2,236

Net income	$1,043	$1,350	$4,192	$3,449

Net income per share data:
Basic	$0.15	$0.20	$0.61	$0.50

Diluted	$0.14	$0.19	$0.57	$0.49

Weighted average shares outstanding:
Basic	6,973	6,866	6,925	6,857

Diluted	7,488	7,052	7,389	7,065

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION

	June 30, 2004	September 30, 2003
	(Unaudited)
Cash and cash equivalents	$5,320	$9,171
Accounts receivable, less allowance for doubtful accounts	42,037	37,043
Long-term obligations, net of current maturities	20,397	20,515
Total stockholders’ equity	65,832	61,064

	Nursing and PPEC	Pharmacy	Respiratory Therapy, Equipment & Services	Consolidated Total
Three Months Ended June 30, 2004
Net revenue	$26,674	$19,294	$12,445	$58,413
Costs of goods and services
Nursing and therapist salaries, wages, benefits and supplies	15,913	235	239	16,387
Pharmacy product and supplies	—	13,128	846	13,974
Intercompany allocations	—	357	(357)	—
Disposables and supplies	17	148	2,710	2,875

Total cost of goods and services	15,930	13,868	3,438	33,236
Other operating costs and expenses
Administrative and marketing salaries, wages and benefits	4,935	2,010	3,913	10,858
Business insurance	1,093	158	362	1,613
Overhead	1,827	816	1,661	4,304

Total operating costs and expenses	7,855	2,984	5,936	16,775
Provision for doubtful accounts	189	239	364	792
Depreciation	83	58	663	804

Branch office contribution margin	$2,617	$2,145	$2,044	$6,806

	Nursing and PPEC	Pharmacy	Respiratory Therapy, Equipment & Services	Consolidated Total
Three Months Ended June 30, 2003
Net revenue	$25,297	$17,440	$11,412	$54,149
Costs of goods and services
Nursing and therapist salaries, wages, benefits and supplies	15,172	231	252	15,655
Pharmacy product and supplies	13	10,674	658	11,345
Intercompany allocations	—	479	(479)	—
Disposables and supplies	15	191	2,254	2,460

Total cost of goods and services	15,200	11,575	2,685	29,460
Other operating costs and expenses
Administrative and marketing salaries, wages and benefits	4,645	1,807	3,664	10,116
Business insurance	1,080	219	431	1,730
Overhead	1,554	725	1,444	3,723

Total operating costs and expenses	7,279	2,751	5,539	15,569
Provision for doubtful accounts	85	212	234	531
Depreciation	70	38	647	755

Branch office contribution margin	$2,663	$2,864	$2,307	$7,834

	Three Months Ended June 30,
	2004	2003
Total profit for reportable segments	$6,806	$7,834
Corporate, general and administrative	(4,420)	(4,801)
Corporate depreciation and amortization	(141)	(253)
Other income	—	10
Early extinguishment of debt	—	32
Interest income	63	16
Interest expense	(604)	(612)

Income before income tax expense	$1,704	$2,226

	Nursing and PPEC	Pharmacy	Respiratory Therapy, Equipment & Services	Consolidated Total
Nine Months Ended June 30, 2004
Net revenue	$79,290	$62,781	$37,205	$179,276
Costs of goods and services
Nursing and therapist salaries, wages, benefits and supplies	46,972	705	746	48,423
Pharmacy product and supplies	2	41,325	2,473	43,800
Intercompany allocations	—	1,077	(1,077)	—
Disposables and supplies	55	461	8,115	8,631

Total cost of goods and services	47,029	43,568	10,257	100,854
Other operating costs and expenses
Administrative and marketing salaries, wages and benefits	14,734	5,443	11,508	31,685
Business insurance	3,851	669	1,371	5,891
Overhead	5,384	2,294	4,771	12,449

Total operating costs and expenses	23,969	8,406	17,650	50,025
Provision for doubtful accounts	704	759	1,368	2,831
Depreciation	250	158	1,889	2,297

Branch office contribution margin	$7,338	$9,890	$6,041	$23,269

	Nursing and PPEC	Pharmacy	Respiratory Therapy, Equipment & Services	Consolidated Total
Nine Months Ended June 30, 2003
Net revenue	$75,970	$49,025	$35,353	$160,348
Costs of goods and services
Nursing and therapist salaries, wages, benefits and supplies	45,714	574	739	47,027
Pharmacy product and supplies	13	30,460	2,148	32,621
Intercompany allocations	—	1,131	(1,131)	—
Disposables and supplies	56	709	7,256	8,021

Total cost of goods and services	45,783	32,874	9,012	87,669
Other operating costs and expenses
Administrative and marketing salaries, wages and benefits	13,734	5,408	11,081	30,223
Business insurance	3,314	683	1,330	5,327
Overhead	4,552	2,485	4,525	11,562

Total operating costs and expenses	21,600	8,576	16,936	47,112
Provision for doubtful accounts	94	199	649	942
Depreciation	214	123	1,997	2,334

Branch office contribution margin	$8,279	$7,253	$6,759	$22,291

	Nine Months Ended June 30,
	2004	2003
Total profit for reportable segments	$23,269	$22,291
Corporate, general and administrative	(14,393)	(14,175)
Corporate depreciation and amortization	(426)	(748)
Other income	5	54
Early extinguishment of debt	—	63
Interest income	112	82
Interest expense	(1,719)	(1,882)

Income before income tax expense	$6,848	$5,685